Exhibit 10.1

FIRST AMENDMENT TO THE

TIDEWATER INC. AMENDED AND RESTATED 2021 STOCK INCENTIVE PLAN

This Amendment No. 1 (this “Amendment”) to the Tidewater Inc. (the “Company”) Amended and Restated 2021 Stock Incentive Plan (the “Plan”) is adopted by the Board of Directors (“Board”) of the Company on April 27, 2026. This Amendment will become effective upon approval by the stockholders of the Company at the Company’s 2026 annual meeting of stockholders.

WHEREAS, the Plan was initially adopted by the Board and became effective on June 8, 2021 following approval by the stockholders of the Company;

WHEREAS, the Board desires to amend the Plan, subject to approval by the stockholders of the Company, to increase the number of shares of Company common stock, $0.001 par value per share (“Common Stock”), available for issuance under the Plan;

WHEREAS, pursuant to Section 13.8 of the Plan, the Board may amend the Plan as it deems necessary or appropriate, and shall seek the approval of the stockholders of the Company for any amendment to the Plan to the extent the Board deems appropriate, necessary or required under the Plan; and

WHEREAS, if the Company’s stockholders fail to approve this Amendment, the current Plan shall continue in full force and effect.

NOW, THEREFORE, subject to stockholder approval at the Company’s annual meeting being held on June 16, 2026, the Plan is hereby amended as follows, effective June 16, 2026:

1.	Section 5.1 of the Plan is deleted and replaced in its entirety with the following:

“5.1 Number of Shares. Subject to adjustment as provided in Section 13.4, the maximum number of shares of Common Stock that may be delivered to participants and their permitted transferees under the Plan shall be 4,750,000 shares, plus the number of shares of Common Stock underlying any award granted under the Tidewater Inc. 2017 Stock Incentive Plan or the Tidewater Inc. Legacy GLF Management Incentive Plan that expires, terminates, or is canceled or forfeited under the terms of the Tidewater Inc. 2017 Stock Incentive Plan or the Tidewater Inc. Legacy GLF Management Incentive Plan.”

2.	Except as set forth in this Amendment, all other terms and conditions of the Plan shall remain in full force and effect.